UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 7, 2012

ADDVANTAGE TECHNOLOGIES GROUP, INC.
(Exact name of Registrant as specified in its Charter)

Oklahoma
(State or other Jurisdiction of Incorporation)

1-10799	73-1351610
(Commission File Number)	(IRS Employer Identification No.)

1221 E. Houston St., Broken Arrow, Oklahoma	74012
(Address of Principal Executive Offices)	(Zip Code)

(918) 251-9121
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General InstructionA.2. below):

□	Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

a)	The annual meeting of shareholders of ADDvantage Technologies Group, Inc. (the “Company”) was held in Broken Arrow, Oklahoma at the corporate offices of the Company on March 7, 2012.

b)	At the meeting, the following directors were elected for one year terms (with the votes as indicated):

Director Name	For	Withheld	Broker Non-vote
David E. Chymiak	5,427,144	13,939	3,546,615
Kenneth A. Chymiak	5,426,544	14,539	3,546,615
Scott A. Francis	5,426,914	14,169	3,546,615
Thomas J. Franz	5,426,914	14,169	3,546,615
Paul F. Largess	5,428,944	12,139	3,546,615
James C. McGill	5,428,844	12,239	3,546,615
Stephen J. Tyde	5,428,644	12,439	3,546,615

The shareholders also ratified the appointment of HoganTaylor LLP as the Company’s independent registered public accounting firm for the 2012 fiscal year with 8,941,672 votes for, 38,770 votes against, and 7,256 votes abstaining.

Item 8.01 Other Events

On March 12, 2012, the Company paid off the outstanding amount owed of $9.4 million under the second term loan pursuant to the Amended and Restated Revolving Credit and Term Loan Agreement (the “Credit Agreement”).  In connection with the loan payoff, the Company also terminated the associated interest rate swap agreement for $0.8 million.  The Company’s $7.0 million Revolving Line of Credit remains available under the Credit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADDvantage Technologies Group, Inc.
(Registrant)

Date: March 13, 2012

/s/ Scott Francis
Scott Francis
Vice-President & Chief Financial Officer